SUB-ITEM 77(Q)1 (a)(i)


FEDERATED ASSET ALLOCATION FUND
Amendment No. 4
to the
DECLARATION OF TRUST
dated May 16, 2008


This Declaration of Trust is amended as follows:

A.	Strike Section 1 of Article I from the Declaration of Trust an
d substitute in its place the following:

"Section 1. Name. This Trust shall be known as Federated Global Allo cation Fund, and the Trustees may conduct the business of the Trust under that name or any other name as they may determine from time to time".

B.	Strike the first paragraph of Section 5 of Article III from th
e Declaration of Trust and substitute in its place the following:

"Section 5.  Establishment and Designation of Series or Class.  Withou

t limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designat e any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Serie s and Classes of the Trust are established and designated as:

Federated Global Allocation Fund
Class A Shares
Class B Shares
Class C Shares
Class R Shares
Institutional Shares"

C.	Strike Section 9 of Article XII from the Declaration of Trust a nd substitute in its place the following:

"Section 9. Use of Name. The Trust acknowledges that "Federated Inve stors, Inc." has reserved the right to grant the non-exclusive use of the name "Federated Global Allocation F und" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or other
business enterprise, and to withdraw from the Trust or one or more Ser ies or Classes any right to the use of the name "Federated Global Allocation Fund"."


	The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a mee ting on the 17th day of August, 2012, to become effective on December 12, 2012.

	WITNESS the due execution hereof this 17th day of August, 2012.


/s/ John F. Donahue

/s/ Peter E. Madden
John F. Donahue
Peter E. Madden



/s/ Nicholas P. Constantakis

/s/ Charles F. Mansfield, Jr.
Nicholas P. Constantakis
Charles F. Mansfield, Jr.



/s/ John F. Cunningham

/s/ Thomas M. O'Neill
John F. Cunningham
Thomas M. O'Neill



/s/ J. Christopher Donahue

/s/ John S. Walsh
J. Christopher Donahue
John S. Walsh



/s/ Maureen Lally-Green

Maureen Lally-Green




SUB-ITEM 77(Q)1 (a)(ii)


AMENDMENT #1
TO THE BY-LAWS
OF
FEDERATED GLOBAL ALLOCATION FUND

Effective June 1, 2013

	Strike Section 5. Powers of Executive Committee from ARTICLE I II - POWERS AND DUTIES OF THE
EXECUTIVE AND OTHER COMMITTEES and replace with the following:

	Section 5. Powers of Executive Committee. During the interval s between the Meetings of the Trustees, the Executive Committee, except as limited by the By-Laws of the Trust or by specific directions of the Trustees, shall possess and may exercise all the powers of the Trustees in the management and direction of the
business and conduct of the affairs of the Trust in such manner as the E xecutive Committee shall deem to be in the best interests of the Trust, and shall have power to authorize the Seal of the Trust (if there is one) to be affixed to all instruments and documents requiring the same. Notwithst anding the foregoing, the Executive
Committee shall not have the power to elect or remove Trustees, increas e or decrease the number of Trustees, elect or remove any Officer, issue shares or recommend to shareholders any action requiring shareholder
approval.


	Insert the following into ARTICLE VIII, AGREEMENTS, CHECKS, DR AFTS, ENDORSEMENTS,
ETC. and renumber the remaining sections accordingly:
	Section 2. Delegation of Authority Relating to Dividends. The Trustees or the Executive Committee
may delegate to any Officer or Agent of the Trust the ability to author ize the payment of dividends and the ability to fix the amount and other terms of a dividend regardless of w hether or not such dividend has previously been authorized by the Trustees.

	The title of ARTICLE VIII is deleted and replaced as follows:
"AGREEMENTS, CERTAIN
DELEGATION, CHECKS, DRAFTS, ENDORSEMENTS, ETC."